UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  February 11, 2011

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.
Item 7.01.  Regulation FD Disclosure.

On February 17, 2011,  KBW, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its financial results for the quarter and year ended December 31, 2010, a copy of which is attached hereto as Exhibit 99.1.

The Company also announced in the Press Release that its board of directors (the “Board”) declared a quarterly cash dividend of $0.05 per share of outstanding common stock, payable on March 15, 2011, to stockholders of record as of the close of business on March 3, 2011. The declaration of any future cash dividend, including the amount of such dividend and the establishment of record and payment dates, will be determined by the Board in its sole discretion.

The Press Release, dated February 17, 2011, is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2010 Year-End Cash Bonuses for Named Executive Officers

As reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 8, 2011, the compensation committee (the “Compensation Committee”) of the Company’s Board previously approved 2010 year-end cash bonuses for each of the named executive officers and principal financial officer of the Company (collectively, the “Named Executive Officers”). Such report also set forth the amount of the 2010 year-end cash bonus for each Named Executive Officer. However, as stated in such report, receipt of the cash bonuses was subject to a determination by the Compensation Committee that the performance conditions associated with the bonuses had been satisfied.

At its meeting held on February 11, 2011, the Compensation Committee determined that, based on the financial results for the 2010 fiscal year that had been provided to it, the performance conditions associated with the 2010 year-end cash bonuses had been satisfied and that, upon the public release of the Company’s 2010 financial results (which release accompanies this report), the Named Executive Officers would be entitled to payment of such bonuses.

Vesting of 2009 Year-End Restricted Stock Awards to Named Executive Officers

As disclosed by the Company in previous filings with the SEC, the Named Executive Officers received restricted stock awards on February 5, 2010, representing the restricted stock component of their total 2009 year-end bonus compensation.  These restricted stock awards are scheduled to vest in equal one-third amounts on each of February 23, 2011, February 23, 2012 and February 23, 2013. However, vesting of each installment of shares is subject to the provisions contained in the related award agreements entered into by and between the Company and each Named Executive Officer (the “Award Agreements”). These Award Agreements were entered into on February 5, 2010 and a form of such agreements has been previously filed with the SEC.

Under the Award Agreements, the installment of shares scheduled to vest on February 23, 2011 will only vest upon a determination by the Compensation Committee that the performance conditions associated with such vesting event have been satisfied. Such performance conditions were established by the Compensation Committee during the first quarter of 2010, and have been described by the Company in previous filings with the SEC.

At its meeting held on February 11, 2011, the Compensation Committee determined that, based on the financial results for the 2010 fiscal year that had been provided to it, the performance conditions associated with the vesting of shares on February 23, 2011 had been satisfied and that, upon the public release of the Company’s 2010 financial results (which release accompanies this report), the Named Executive Officers would be entitled to receipt of such shares on the vesting date.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press Release issued by KBW, Inc. dated February 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 17, 2011

KBW, INC.

By: /s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel